Exhibit 99.1

JPMorgan Chase Announces Changes in Responsibilities for Key Leaders

•	HEIDI MILLER TO RETIRE IN EARLY 2012 - JES STALEY TO TAKE ON OVERSIGHT FOR INTERNATIONAL FRANCHISE

•	CHARLIE SCHARF NAMED PARTNER AT ONE EQUITY PARTNERS

•	TODD MACLIN TO TAKE ON ADDITIONAL RESPONSIBILITIES FOR RETAIL BRANCHES AND SMALL BUSINESS BANKING

•	GORDON SMITH TO ADD AUTO FINANCE AND STUDENT LENDING TO HIS RESPONSIBILITIES

New York, June 14, 2011 - JPMorgan Chase & Co. (NYSE: JPM) announced today that Heidi Miller, President of its International business, will retire from the firm in early 2012. The company also announced new responsibilities for a number of other senior leaders in its U.S. and consumer-related businesses.

Ms. Miller has played key roles throughout her 30+ year career in banking and finance, including Chief Financial Officer of Citigroup and Bank One, a member of the Bank One Board of Directors and other large corporate boards, CEO of JPMorgan Chase’s Treasury & Securities Services business, and most recently, President of International.

Jamie Dimon, CEO of JPMorgan Chase, said: “Heidi has been a valued member of our Operating Committee and a trusted advisor to me over the years, and she has also served as a role model to countless others inside and outside of our firm. We’ll miss her greatly and wish her all the best in whatever she chooses to do next.”

Dimon added: “In her role as President of International, Heidi worked closely with our key business leaders to help develop a comprehensive and coordinated international business strategy, growth plan and governance structure. She furthered our efforts in expanding the ranks of our global corporate bankers, and she helped us do a better job deepening and coordinating our client coverage efforts around the world.”

Jes Staley, CEO of the firm’s Investment Bank, will assume additional responsibility for overseeing and coordinating the firm’s international franchise across all of its businesses. This is consistent with Heidi Miller’s recommendation that responsibilities for international activities be embedded back into the businesses. Importantly, Jes will partner closely with the CEOs of the firm’s other wholesale international businesses - Mike Cavanagh in Treasury & Securities Services and Mary Erdoes in Asset

Management - ensuring that our wholesale businesses and products, wherever they are based, are receiving the investments,

the people, the focus and the prioritization they need to grow and be successful.

Separately, Charlie Scharf, CEO of Retail Financial Services, will become a Partner in One Equity Partners, the firm’s private equity arm. Mr. Scharf’s years of senior operating experience and his financial expertise will be extremely valuable to the firm’s private equity franchise. He will also continue to work with the consumer team to help transition the business and assist in any way possible.

“Charlie has played a critical role in building our Retail franchise into one of the top players in the industry - successfully integrating the Bank One, Chase, Bank of New York and Washington Mutual businesses and helping expand our branch footprint across the United States,” said Jamie Dimon.

Todd Maclin, head of the Commercial Bank, will assume additional responsibilities for the company’s Retail business, including the branch network, consumer franchise, small business banking and the Chase private client business. He will continue as

CEO of the Commercial Bank. Mr. Maclin has partnered closely with the Retail team and branch network over the years as he has helped build the firm’s industry-leading commercial bank. Doug Petno, Chief Operating Officer of the Commercial Bank, will continue in his role reporting to Maclin.

Frank Bisignano, Chief Administrative Officer and Head of Home Lending, will continue in both of these roles.

Gordon Smith, CEO of Card Services, will take on responsibility for the firm’s Auto Finance and Student Lending businesses, in addition to his current role. To better leverage the power of the Chase brand and ensure more consistency, Mr. Smith will take on a new role managing all Chase-branded marketing across our Chase products and services. In this role, he’ll partner closely with senior marketers across the firm’s business and corporate functions.

About JPMorgan Chase

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.2 trillion and operations in more than 60 countries. The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management and private equity. A component of the Dow Jones Industrial

Average, JPMorgan Chase & Co. serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co is available at www.jpmorganchase.com